                                                                    EXHIBIT 10.2



                                   EXHIBIT "A"




                               DATED June 28, 2001

                       -----------------------------------


                              CHU THOMAS YAN CHUEN


                                  In favour of


                          DIGITAL WORLD FINANCE LIMITED


                       -----------------------------------

                                DEED OF GUARANTEE

                       -----------------------------------














J. Chan, Yip, So & Partners
Solicitors & Notaries
31 New Henry House                  Tel     :        2877 8800
10 Ice House Street                 Fax     :        2877 8119
Central                             Ref     :        L4612/2001/JWLY
Hong Kong

                                    I N D E X

CLAUSE                                                                  PAGE
------                                                                  ----
   1        Interpretation                                                1

   2        Guarantee                                                     3

   3        Warranties                                                    3

   4        Undertakings                                                  5

   5        Nature of Guarantee                                           6

   6        Liability of Guarantor                                        6

   7        Primary Obligation and Indemnity                              8

   8        Settlement                                                    9

   9        Payments                                                      9

  10        Waiver                                                       10

  11        Counter-Security                                             10

  12        Subrogation                                                  10

  13        Assignment                                                   11

  14        Remedies, etc.                                               11

  15        Partial Invalidity                                           11

  16        No Waiver                                                    12

  17        Counterparts                                                 12

  18        Communications                                               12

  19        Governing Law and Jurisdiction                               13

THIS GUARANTEE is made on June 28, 2001

BY

CHU THOMAS YAN CHUEN, holder of Hong Kong Identity Card No. E184420(6), of Flat B, 1st Floor, Tower II, Ruby Court, 55 South Bay Road, Hong Kong (the "Guarantor")

IN FAVOUR OF DIGITAL WORLD FINANCE LIMITED, a company incorporated and registered in Hong Kong having its registered office at Room 2001, 20th Floor, Hong Kong Diamond Exchange Building, 8-10 Duddell Street, Central, Hong Kong (the "Lender").

WHEREAS:

(A) By a loan agreement dated June 28, 2001 (the "AGREEMENT") made between Supply Chain Services Limited (the "BORROWER") and the Lender the Lender has agreed to make available to the Borrower a loan facility in the principal amount of HK$2,000,000.00.

(B) It is a condition of the Agreement that the Guarantor execute this Guarantee in favour of the Lender.


NOW THIS GUARANTEE WITNESSES as follows:


1.   INTERPRETATION

1.1 Subject as otherwise provided in this Guarantee, terms and expressions defined in Section (1) of Schedule 1 to the Agreement shall have the same meanings when used in this Guarantee and the provisions of Section(2) of
Schedule 1 to the Agreement shall apply to the interpretation of this Guarantee.

1.1  In this Guarantee unless the context otherwise requires:

     (a) references to Clause(s) and Recital(s) are references to clause(s) and recital(s) of this Guarantee;

     (b) the words "herein", "hereof", "hereunder" and words of similar import shall be construed as references to this Guarantee as whole and not to the particular provision in which the relevant reference appears;

     (c) references to (or to any specific provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as amended, modified or supplemented from time to time;

     (d) references to any ordinance, enactment, rule, law, directive or regulation include such ordinance, enactment, rule, law, directive or regulation as modified, consolidated, extended or re-enacted and include subsidiary legislation made thereunder;

     (e) references to writing shall include typewriting, printing, lithography, photography, telecopier and telex messages and any mode of reproducing words in legible and non-transitory form;

     (f) references to "party" and "parties" shall be construed as references to a party or the parties to this Guarantee and its or their respective permitted successor(s), assign(s) and personal representative(s);

     (g) references to a "month" shall be construed as references to a period commencing on a day in calendar month and ending on the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month;

     (h) references to time shall be construed as references to Hong Kong time unless otherwise stated; and

     (i) words herein importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and words importing "person" shall include any individual, company, corporation, firm, partnership, joint venture, association or trust (in each case, whether or not having a separate legal personality).

1.2 In the Guarantee clause headings and the index are inserted for reference only and shall not affect construction or interpretation of this Guarantee.

1.3  In construing this Guarantee:

     (a) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and

     (b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be the general words.


2.   GUARANTEE

2.1 In consideration of the Lender agreeing, at the request of the Guarantor, to make available the facility to the Borrower upon and subject to the terms and conditions of the Agreement, the Guarantor irrevocably and unconditionally guarantees to and in favour of the Lender the due and punctual performance and observance of and compliance with all covenants, agreements, conditions and provisions expressed or implied on the part of the Borrower to be performed, observed or complied with under the Agreement (all of which are, in this Guarantee, collectively called the "Guaranteed Obligations").

2.2 The Guarantor irrevocable and unconditionally undertakes to and in favour of the Lender that if for any reason the Borrower does not pay any sum payable by it under the Agreement when due (whether on the normal due date, on acceleration or otherwise), the Guarantor will, unconditionally and irrevocably, forthwith upon demand, pay the relevant amount and interest on any amount so demanded until paid in full (as well after as before judgment) at the same rate and calculated in the same manner as is provided for in Clauses 7 and 8 of the Agreement.


3.   WARRANTIES

3.1 The Guarantor represents and warrants to and for the benefit of the Lender that:

     (a) the Guarantor has the full legal capacity to enter into, exercise his rights and perform and comply with his obligations under this Guarantee;

     (b) the entry into, exercise of the rights and/or performance of or compliance with the obligations under this Guarantee by the Guarantor do not and will not violate (as the case may be):

          (i) any law, regulation, directive, judgment or order to which the Guarantor is subject; or

          (ii) any agreement to which the Guarantor is a party or which is binding on him or his assets:

     (c) all action, conditions, approvals, including, but without limitation, all governmental and other official consents, licences, approvals and authorization, and things required under the laws of Hong Kong to be taken, fulfilled and done in order:

          (i) to enable the Guarantor lawfully to enter into, exercise his rights and perform and comply with the obligations under this Guarantee;

          (ii) to ensure that those obligations are legal, valid and enforceable in accordance with their terms; and

          (iii) to make this Guarantee admissible in evidence,

     have been fulfilled and performed properly and truthfully in strict compliance with any applicable laws;

     (d) it is not necessary in order to ensure the legality, validity, enforceability, admissibility in evidence or priority of this Guarantee that it be filed, recorded or enrolled with any court or authority anywhere or that any stamp duty, registration or similar tax be paid on or in relation to it;

     (e) this Guarantee constitutes (or, as and when it is executed, will constitute) legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms and there are no approvals required in respect of this Guarantee which have not been and are not in full force and effect;

     (f) except for High Court Action No. 1400 of 2001 no litigation, arbitration or administrative proceeding is current, pending or threatened :

          (i) to restrain the entry into, exercise of the rights and/or performance or enforcement of or compliance with the obligations under this Guarantee by the Guarantor; or

          (ii) which has or could have a material adverse effect on the Guarantor or on the financial condition or the ability of the Guarantor to make any payment when due or to perform any of his other obligations in accordance with this Guarantee; or

          (iii) which has or could have a material adverse effect on the legality, validity or enforceability of this Guarantee;

     (g) without prejudice to Clause 3.1(b), the Guarantor is not in default or breach of any of his obligations under any agreement to which he is a party which default or breach has or could have a material adverse effect on his ability to make any payment when due or to perform any of his other obligations in accordance with this Guarantee.


4.   UNDERTAKINGS

     The Guarantor irrevocably and unconditionally undertakes to and with the Lender that for so long as he has any liability (contingent or actual) under this Guarantee:

     (a) the Guarantor will obtain and promptly renew from time to time and maintain in full force and effect and comply with the conditions and restrictions (if any) imposed in, or in connection with all consents, permits and approvals (whether governmental or otherwise) in respect of this Guarantee and do, or cause to be done, all other acts and things which may from time to time be necessary to ensure that this Guarantee and his obligations hereunder remain in full force and effect and continue to be legal, valid and enforceable in accordance with its terms and admissible in evidence;

     (b)  the Guarantor will promptly advise the Lender upon becoming aware of :

          (i)   any breach of this Guarantee; or

          (ii) any factor having a material adverse effect which may inhibit, impair or delay the Guarantor in the performance of his obligations under this Guarantee;

     (c) the Guarantor will at all times comply with any law or directive and any conditions of any consent relating to this Guarantee;

     (d)  the Guarantor will comply with his obligations under this Guarantee;

     (e) the Guarantor shall pay all his Indebtedness and shall perform all his other contractual obligations not specified herein duly and promptly in accordance with the particular agreements to which he is a party or by which his properties or assets are bound;

     (f) the Guarantor will ensure that his obligations under this Guarantee at all times rank at least pari passu with all his unsecured obligations, except for

          Indebtedness and obligations mandatorily preferred by law and not by contract; and

     (g) the Guarantor will pay and discharge all taxes for which he is liable (whether in Hong Kong or elsewhere), including without limitation any taxes assessed against any of his assets, prior to the date after which penalties attach for failure to pay, except to the extent that such taxes are being contested in good faith, adequate reserves having been set aside for the payment thereof and will make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations.


5.   NATURE OF GUARANTEE

5.1 This Guarantee is and shall be a continuing guarantee, shall be held by the Lender as a continuing security for the Guaranteed Obligations and shall remain in full force and effect until the Guaranteed Obligations have been paid and discharged in full, notwithstanding any liquidation, composition, insolvency, administration, bankruptcy, death or other incapacity of the Guarantor or any other person.

5.2 This Guarantee is in addition to, and not in substitution for, and shall not merge with or otherwise affect or prejudice or be affected or prejudiced by any other security, guarantee, indemnity, lien, power, right or remedy which the Lender may now or at any time hereafter hold or take or be entitled to.


6.   LIABILITY OF GUARANTOR

6.1 Subject as otherwise provided in this Guarantee, the liability of the Guarantor under this Guarantee shall be and shall not be impaired, affected, reduced or discharged by reason of:

     (a) any time, indulgence, waiver or consent at any time given to, or any compromise or composition entered into or made with any of the Covenantors or any other person or any other release (conditional or otherwise) of the Borrower or the Guarantor or any other person;

     (b) any amendment, variation, supplement or novation, to or of the Loan Documents, or any other security guarantee, indemnity, lien, power, right or remedy (including, but not limited to, any increase in the principal amount of the Facility, the amount of interest payable or the applicable interest rate, the amount of any costs, fees or charges payable under the Loan Documents and any other variation of the liability of the Covenantors thereunder) (whether or not the change effected by such amendment, variation, supplement or novation is material);

     (c) the making or the absence of any demand on the Borrower or the Guarantor or any person for payment in respect of the Guaranteed Obligations;

     (d) the enforcement or absence of enforcement of, the release of, or the failure or neglect to recover monies by the realization of, the security constituted by this Guarantee or any other security, guarantee, indemnity, lien, power, right or remedy;

     (e) any defect, irregularity or deficiency in any provision of the Loan Documents or any other security, guarantee, indemnity, lien, power, right or remedy, or the obligations of any party hereunder being or becoming terminated, invalid, illegal or unenforceable at any time and/or for any reason;

     (f) any party thereto not being bound by the terms of the Loan Documents or any other security, guarantee, indemnity, lien, power, right or remedy, whether as a result of any failure to execute, or any deficiency in the execution of, the necessary powers or any irregular or improper exercise thereof;

     (g) any right of the Guarantor to set-off amounts due to him form the Lender against the Guaranteed Obligations;

     (h) the insolvency, bankruptcy, dissolution, winding-up, liquidation, amalgamation, reconstruction, reorganization, change in constitution, death or incapacity of any of the Covenantors or any other person; or

          (i) any other act, omission, event or thing whatsoever which but for this provision would or might afford an equitable defence to a surety or otherwise operate to discharge, impair or affect the obligations or liabilities of the guarantor hereunder.

6.2 The Lender may release, discharge, waive, vary or compromise or grant time in respect the liabilities and obligations of the Guarantor under this Guarantee without thereby prejudicing or affecting the obligations and liabilities of the Guarantor under any of the other documents in respect of the Guaranteed Obligations.


7.   PRIMARY OBLIGATION AND INDEMNITY

7.1 The Guarantor unconditionally and irrevocably agrees to pay all costs and expenses including but not limited to legal fees (on a full indemnity basis) arising out of or in connection with the recovery or attempted recovery by Lender of monies due to it under the Guarantee.

7.2 As a separate and independent stipulation and without prejudice to any other provision of this Guarantee, the Guarantor hereby unconditionally and irrevocably covenants:

     (a) that any sum expressed to be payable to the Lender under the Loan Documents but which is for any reason (whether or not now existing and whether or not now known or becoming known to any party to the Loan Documents) not recoverable from the Guarantor on the basis of a guarantee or otherwise shall nevertheless be recoverable from the Guarantor as if he were the sole principal debtor in respect thereof and any such sum shall be paid by him to the Lender on demand and the Guarantor shall indemnify the Lender in respect of any loss arising as a result of non-payment of the same;

     (b) that, if any obligation or purported obligation of the Guarantor under this Guarantee should be or become wholly or in part invalid or unenforceable or terminated for any reason whatsoever, the Guarantor shall nevertheless be liable in respect of such obligation or purported obligation as if the same were wholly valid and enforceable and continuing irrespective of whether such invalidity or unenforceability or termination or any related fact or circumstance was known or ought to have been known to the Lender; and

     (c) that the Guarantor will indemnify and keep the Lender fully indemnified against all damages, losses, costs and expenses suffered, sustained or incurred by the Lender as a result of any failure of the Guarantor to carry out any such obligation or purported obligation.

7.3 For the avoidance of doubt, the provisions, of Clause 6 shall also apply to this clause 7.


8.   SETTLEMENT

     Any release, settlement, assignment, payment or discharge between the Guarantor, the Borrower and the Lender shall be conditional upon no security, disposition or payment to the Lender in respect of the Guaranteed Obligations by the Guarantor or any other person being avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason whatsoever and the Lender shall be entitled to recover from the Guarantor the value which the Lender placed upon such security or disposition or the amount of such payment as if such release, settlement or discharge had not occurred.


9.   PAYMENTS

9.1 All amounts payable by the Guarantor under this Guarantee shall be paid to the Lender in such manner and in such currency or currencies as the Lender may require in the relevant demand.

9.2 All amounts payable by the Guarantor under this guarantee shall be made without any withholding on account of any taxes and without set-off or counterclaim or any restriction, condition or deduction whatsoever. If the Guarantor is compelled by law to make any deduction or withholding, the Guarantor will promptly pay to the Lender such additional amount as will result in the net amount received by the Lender being equal to the full amount which would have been receivable had there been no deduction or withholding.

9.3 Any amount received or recovered by the Lender from the Guarantor under this Guarantee in a currency other than the currency (the "Account Currency") in which payment has been demanded pursuant hereto (whether as a result of, or of the enforcement of, a judgment or order of a court, tribunal or authority of any jurisdiction) shall only constitute a discharge to the Guarantor to the extent of the amount in the Account Currency which the Lender is able to purchase with the amounts so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make the purchase on that date, on the first date on which it is practicable to do so) being equal to what the Lender should have received under this Guarantee should the amount be paid in the Account Currency. If that amount is less than the amount due to or claimed by the Lender in the Account Currency the Guarantor shall indemnify the Lender against any loss sustained by the Lender and such indemnification shall give rise to an independent and separate claim and cause of action against the Guarantor.


10.  WAIVER

     The Guarantor waives any right to require that, prior to any claim under or enforcement of this Guarantee, (a) proceedings be taken first against the Borrower or any other person or (b) any action be taken to realise or enforce any or all other security, guarantee, indemnity, lien, power, right or remedy.


11.  COUNTER-SECURITY

11.1 The Guarantor warrants to the Lender that he has not taken and covenants with the Lender that he will not take from the Borrower, without the prior consent of the Lender, any form of security, either directly or indirectly and whether merely personal or involving a charge on any property of the Borrower in respect of his liabilities under this Guarantee.

11.2 Any such security now held or hereafter taken without the prior consent of the Lender shall be held on trust for the Lender as security for the discharge of the Guaranteed Obligations and the relevant documents shall be deposited with the Lender.


12.  SUBROGATION

12.1 So long as the Guarantor has any liability (contingent or actual) under this Guarantee:

     (a) any right of the Guarantor, by reason or in respect of the performance of his obligations under this Guarantee, to be indemnified by the borrower or to take the benefit of or enforce any security or other guarantee or indemnity held in respect of al or any part of the Guaranteed Obligations shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Lender may require; and

     (b) any amount received or recovered by the Guarantor as a result of any exercise of any such right shall be held in trust for the Lender and immediately paid to the Lender.

12.2 The Guarantor will refrain from exercising any rights against the Borrower in competition with the Lender unless and until the Guaranteed Obligations shall have been discharged in full except that the Guarantor any (and shall if so required by the Lender) prove in a winding-up or bankruptcy, or participate in any competition with any creditor, of the Borrower for claims against the Borrower on condition that the Guarantor holds the benefit of such claims upon trust to pay amounts recovered thereunder to the Lender until the Guaranteed Obligations have been fully discharged.


13.  ASSIGNMENT

     This Guarantee shall be binding on the Guarantor and ensure to the benefit to the Lender and its successors and assigns except that the Guarantor shall not, and shall not be entitled to, assign or transfer any of his rights, benefits or obligations hereunder without the prior consent of the Lender.


14.  REMEDIES, ETC.

14.1 Time shall be of the essence of this Guarantee, but no failure or delay on the part of the Lender to exercise or enforce any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial or defective exercise of any right, remedy or privilege preclude any other or further exercise or enforcement thereof or the exercise of any other right, remedy or privilege. Subject as otherwise provided in this Guarantee, no act or conduct or negotiation on the part or on behalf of the Lender shall in any way preclude it from exercising any right, remedy, power or privilege hereunder or constitute a suspension or any variation of any such right, remedy, power or privilege. Any consent required to be given under any provision hereof may be given subject to such conditions as the Lender may specify. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given. Subject as otherwise provided in this Guarantee, the rights, remedies, powers and privileges herein provided are cumulative, may be exercised as often as the Lender considers appropriate and are not exclusive of any rights, remedies, powers or privileges provided by law.

14.2 No provision hereof may be amended waived discharged or terminated orally, but only by an instrument in writing signed by or on behalf of the party against whom enforcement of the amendment waiver discharge or termination is sought. No breach of or default under any of the provisions of this Guarantee may be waived or discharged except by an instrument in writing signed by or on behalf of the party against whom enforcement of such waiver or discharge is sought.


15.  PARTIAL INVALIDITY

     If any term, condition or provision of this Guarantee is held to be a violation of any applicable law, statute or regulation it shall be deemed to be deleted from this Guarantee and shall be of no force and effect and this Guarantee shall remain in full force and effect as if that term, condition or provision had not originally been contained in this Guarantee. Notwithstanding the foregoing, in the event of any such deletion the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provisions so deleted.


16.  NO WAIVER

     Time shall be of the essence of this guarantee but no failure or delay on the part of either party to require performance by the other party of any provision of this Guarantee will operate as a waiver thereof. Subject as otherwise provided in this Guarantee, any waiver by either party of any breach of any provision in this Guarantee shall not be construed as a waiver of any continuing or succeeding breach of such provision a waiver of the provision itself or a waiver of any right under this Guarantee. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.


17.  COUNTERPARTS

     This Guarantee may be executed in any number of counterparts or duplicates each of which shall be an original, but the counterparts or duplicates shall together constitute one and the same instrument.


18.  COMMUNICATIONS

18.1 Any notice report request demand consent approval or other communication (collectively the "Communication") required to be served or given under this Guarantee shall be in English and shall be deemed duly served or given if delivered personally or sent by facsimile or by prepaid registered post (airmail in the case of an address for service outside Hong Kong) to the addressee at the address or facsimile number set out on the first page of this Guarantee or at such other address or facsimile number the party to be served may have notified in writing for the purpose of this Clause.

18.2 Any Communication so given shall be deemed to have been served 48 hours after posting to an address in Hong Kong or, where served by airmail, seven(7) days after posting to an address outside Hong Kong or, where served by facsimile, on the next day after the day on which it was dispatched (reckoned at the place of dispatch). In proving the service of any Communication, it will be sufficient to prove that the envelope containing the Communication was duly stamped addressed and placed in the post or delivered or left at the current address if delivered personally and, in the case of a facsimile, that the Communication was duly dispatched to the facsimile number of the addressee given above or subsequently notified the purpose of this Guarantee.


19.  GOVERNING LAW AND JURISDICTION

19.1 This Guarantee shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

19.2 In relation to any legal action or proceedings to enforce this Guarantee or arising out of or in connection with this Guarantee (the "proceedings") each of the parties irrevocably submits to the non-exclusive jurisdiction of the Hong Kong courts and waives any objection to proceedings in those courts on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

19.3 These submissions shall not affect the right of any of either party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude either party from taking proceedings in any other jurisdiction.

     IN WITNESS WHEREOF the Guarantor has duly executed this Guarantee on the date first above written.

SIGNED SEALED AND      )
DELIVERED by           )
CHU THOMAS YAN CHUEN   )  /s/ Chu Thomas Yan Chuen
in the presence of :   )  /s/ Jerry W.L. Yip





Witness    :     Jerry W.L. Yip
Address    :     31 New Henry House, 10 Ice House Street, Central, Hong Kong
Occupation :     Solicitor, Hong Kong SAR